Exhibit 3.14

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF THE CERTIFICATE OF AMENDMENT OF “MJD HOLDINGS CORP.”, CHANGING ITS NAME FROM “MJD HOLDINGS CORP.” TO “FAIRPOINT BROADBAND, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF OCTOBER, A.D. 2002, AT 8 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

[SEAL]	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

2643653 8100	AUTHENTICATION:	2030917
020631132	DATE:	10-11-02

1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 8:00 AM 10/11/2002
020631132 -2643653

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
MJD HOLDINGS CORP.

MJD Holdings Corp., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST:                                   The amendment to the Corporation’s Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the stockholders of the Corporation, and written notice has been given, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SECOND:                    Article I of the Corporation’s Certificate of Incorporation is amended to read in its entirety as follows:

“The name of the corporation (the “Corporation”) is FairPoint Broadband, Inc.”

IN WITNESS WHEREOF, MJD Holdings Corp. has caused this Certificate to be executed by Walter E. Leach, Jr., its Senior Vice President, and attested by Shirley J. Linn, its Secretary, as of this 11th day of October, 2002.

		By:	/s/ Walter E. Leach, Jr.
		Name:	WALTER E. LEACH, JR.
		Title:	Senior Vice President

Attest:

By:	/s/ Shirley J. Linn
Name:	Shirley J. Linn
Title:	Secretary

2

State of Delaware

Office of the Secretary of State

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “MJD HOLDINGS CORP.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JULY, A.D. 1996, AT 1:45 O’CLOCK P.M.

[SEAL]	/s/Edward J. Freel
	Edward J. Freel, Secretary of State

2643653 8100	AUTHENTICATION:	8580799
971251511	DATE:	07-29-97

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 1:45 PM 07/15/1996
960205442-2643653

CERTIFICATE OF INCORPORATION

OF

MJD HOLDINGS CORP.

I.

The name of the corporation (the “Corporation”) is MJD Holdings Corp.

II.

The address of the registered office of the Corporation in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) shares of common stock comprising one class and the par value of each share is $.0l.

V.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws of the Corporation.

VI.

The Corporation shall have perpetual existence.

VII.

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

VIII.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation, subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders.

IX.

Election of the Corporation’s directors at an annual or special meeting of stockholders need not be by written ballot unless the By-Laws of the Corporation so provide.

X.

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article X shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derives an improper personal benefit.  If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

XI.

The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware (or any successor section thereof), as amended from time to time, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and (ii) advance expenses to any and all said persons.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

XII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

XIII.

The name and mailing address of the sole incorporator of the Corporation are:

Name	Mailing Address

Megan Walsh	c/o Paul, Hastings, Janofsky & Walker 1055 Washington Boulevard 9th Floor Stamford, Connecticut 06901

I, the undersigned being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 15th day of July, 1996.

/s/ Megan Walsh
Name:	Megan Walsh
Incorporator